UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NetSolve, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Cisco Systems, Inc. to Acquire NetSolve, Incorporated

for $11.00 Per Share in Cash

AUSTIN, Texas—(BUSINESS WIRE)—Sept. 9, 2004—NetSolve, Incorporated (NASDAQ: NTSL - News), a leader in remote management and security of IT infrastructure, today announced that it has signed a definitive agreement with Cisco Systems, Inc. under which Cisco will acquire NetSolve for a purchase price of $11.00 per share in cash.

“Our board has concluded this is a fair transaction for our stockholders and will be recommending its approval when we mail our proxy statement,” said David Hood, President and Chief Executive Officer of NetSolve. “In addition, I’m personally excited about its potential benefits to our employees, customers and partners and I look forward to my continued association with our business after the closing.”

Completion of the proposed merger, which is expected to close in the second quarter of Cisco’s fiscal year 2005 (which ends January 2005), is subject to the approval of NetSolve’s stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting period, and other customary conditions.

NetSolve intends to file a copy of the merger agreement and the related voting agreements with the Securities and Exchange Commission shortly.

About NetSolve, Incorporated

NetSolve is a leading provider of IT infrastructure management services for the enterprise. Using dynamic tools, an “own the problem” process and top-caliber engineers, NetSolve remotely monitors, diagnoses and solves a range of critical IT infrastructure issues. Offering proven remote management solutions since 1994, NetSolve provides remote operational management to over 800 companies in over 70 countries. NetSolve: www.netsolve.com or 800-NETSOLVE.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about the consummation of the pending acquisition of NetSolve by Cisco and the benefits of the pending acquisition. These statements are subject to inherent risks with regard to the satisfaction of the conditions to the closing of the acquisition and the timing of the closing if it occurs. Additional information relating to the uncertainty affecting NetSolve’s business is contained in NetSolve’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and NetSolve does not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, NetSolve will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by NetSolve with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by NetSolve with the Securities and Exchange Commission may also be obtained from NetSolve by directing a request to Investor Relations, NetSolve, Incorporated, 9500 Amberglen Boulevard, Austin, Texas 78729 (Telephone: (512) 340-3224).

NetSolve and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from NetSolve’s stockholders in favor of the proposed merger. Information regarding the identity of these persons is set forth in a Schedule 14A filed by NetSolve with the Securities and Exchange Commission on June 15, 2004 relating to NetSolve’s 2004 annual meeting of stockholders and a Form 10-K filed by NetSolve with the Securities Exchange Commission on June 9, 2004, both of which are available free of charge from the Securities and Exchange Commission or from NetSolve, as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by NetSolve with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from NetSolve as indicated above.

Contact:

NetSolve, Incorporated, Austin

Melissa Mines, 512-340-3224

minesm@netsolve.com

or

Lewis PR

Steve Capoccia, 617-454-1103

stevec@lewispr.com

Source: NetSolve, Incorporated